UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 2, 2006
Superconductor Technologies Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-21074 (Commission File Number)	77-0158076 (IRS Employer Identification No.)

460 Ward Drive, Santa Barbara, CA (Address of Principal Executive Offices)		93111 (Zip Code)
Registrant’s telephone number, including area code: (805) 690-4500
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition
     On March 2, 2006, Superconductor Technologies Inc. (the “Company”) issued a press release containing fourth quarter and full year 2005 financial results. The press release is attached to this filing as Exhibit 99, and the financial information therein is hereby incorporated by reference.
     Pursuant to General Instruction B.2 of Form 8-K, the information furnished in response to this Item 2.02 (including the information incorporated by reference to Exhibit 99) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to any of the liabilities of that section. The Company is NOT incorporating such information by reference in any registration statement filed by the Company under the Securities Act of 1933.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On February 27, 2006, Martin S. McDermut, Senior Vice President and Chief Financial Officer, informed the Company that he will be leaving effective March 13, 2006 to pursue another opportunity. The Company expects to complete and timely file its 2005 Annual Report on Form 10-K before Mr. McDermut’s departure. Mr. McDermut is leaving to join a private company based in Santa Barbara as its chief financial officer. The Company has initiated a search for Mr. McDermut’s successor.

Item 7.01	Regulation FD Disclosure
     On March 2, 2006, the Company issued a press release announcing that its Board of Directors approved a 1-for-10 reverse split of its outstanding common stock to take effect as of the open of business on March 13, 2006. The press release is attached to this filing as Exhibit 99, and the information therein under the heading “Reverse Stock Split” is hereby incorporated by reference. The Company hereby incorporates by reference such information in all of its registration statements filed under the Securities Act of 1933.

Item 9.01	Exhibits
(c)	Exhibits
99	Press Release dated March 2, 2006. (The press release may also be found on the Company’s website at www.suptech.com on the Investor Relations page.)

SIGNATURES
     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Superconductor Technologies Inc.
Date: March 2, 2006	By:	/s/ Martin S. McDermut
Martin S. McDermut, Senior Vice President,
Chief Financial Officer and Secretary

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